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                                EXHIBIT 23.4


                        CONSENT OF LUKINS & ANNIS, P.S.

      We consent to the designation of our firm in the Prospectus/Proxy Statement portion of the Registration Statement under the heading "Legal Opinions."

/s/ Lukins & Annis, P.S.

Lukins & Annis, P.S.
Spokane, Washington

June 28, 1994